Exhibit 10.18

November 19, 2013

LEAF Fund II, LLC
Lease Equity Appreciation Fund II, L.P.
LEAF Financial Corporation
LEAF Funding, Inc.
Resource America, Inc.
110 South Poplar Street, Suite 101
Wilmington, Delaware 19801

Re:	LEAF Fund II, LLC -- Confirmation of Payoff/Termination

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement dated as of June 1, 2005, as amended (the “Loan Agreement”), among Portigon AG, as successor to WestLB AG, New York Branch (the “Lender”); U.S. Bank National Association, as collateral agent and securities intermediary (“U.S. Bank”); LEAF Fund II, LLC, as Borrower (the “Borrower”); Lease Equity Appreciation Fund II, L.P. (“Seller”), LEAF Financial Corporation (“Servicer”), LEAF Funding, Inc. (“Originator”), and Resource America, Inc. (“RAI”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Appendix A to the Loan Agreement.

On the Payment Date occurring on November 21, 2013 (the “Payoff Date”), the Collection Account will contain an amount of money that exceeds the amounts required to repay the Total Outstanding Advances, plus all accrued and unpaid interest thereon, plus all other Secured Obligations then accrued, plus any other amounts outstanding pursuant to the Loan Agreement and other Loan Documents, in full.  Upon all payments being distributed in accordance with Section 3.03 of the Loan Agreement on the Payoff Date, (i) Borrower, Seller, Servicer, Originator and RAI are released of all of their respective obligations under the Loan Agreement and the other Loan Documents, (ii) all of the security interests in, and liens on, the Collateral are terminated and released and the Collateral is released from all liens and security interests under the Loan Agreement and the other Loan Documents, and (iii) the Lender authorizes the filing of, and to execute (if necessary) and deliver, any and all Uniform Commercial Code financing statement terminations and such other lien release documents as Borrower shall reasonably request in order to evidence or otherwise give public notice of such collateral terminations and releases, and (iv) none of the Borrower, the Servicer, the Originator, the Seller or RAI shall have any further obligations or liabilities under any Loan Document and each Loan Document shall be terminated.

This confirmation may be signed by each of the parties hereto in counterparts.  Delivery of a photocopy or facsimile of an executed counterpart of this confirmation shall be effective as delivery of a manually executed original counterpart of this confirmation.

Very truly yours,

PORTIGON AG,
as Lender

By:	/s/ Gerald Barrett
Name: Gerald Barrett
Title: Executive Director

By:	/s/ Alberto Zonca
Name: Alberto Zonca
Title: Director

Acknowledged and Agreed:

LEAF FUND II, LLC,
as Borrower

By:	/s/ Thomas Elliott
Name: Thomas Elliott
Title: Vice President

LEASE EQUITY APPRECIATION FUND II, L.P.,

By:	LEAF Financial Corporation,
as general partner

By:	/s/ Robert K. Moskovitz
Name: Robert K. Moskovitz
Title: CFO

LEAF FUNDING, INC.,
as Originator

By:	/s/ Robert K. Moskovitz
Name: Robert K. Moskovitz
Title: CFO

LEAF FINANCIAL CORPORATION,
as Servicer

By:	/s/ Robert K. Moskovitz
Name: Robert K. Moskovitz
Title: CFO

RESOURCE AMERICA, INC.

By:	/s/ Thomas Elliott
Name: Thomas Elliott
Title: CFO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent and Securities Intermediary

By:	/s/ John L. Linssen
Name: John L. Linssen
Title: Vice President